RESTRICTED STOCK AGREEMENT


     This Restricted Stock Agreement (this "Agreement") is made and entered into as of December 16, 1998, by and between Success Bancshares, Inc., a Delaware corporation (the "Company"), and Wilbur G. Meinen ("Meinen").

     WHEREAS, Success National Bank, a subsidiary of the Company (the "Bank"), and Meinen have entered into an Employment Agreement dated as of December 16, 1998 (the "Employment Agreement") pursuant to which Meinen is entitled to receive 8,000 shares (the "Restricted Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock") subject to certain restrictions; and

     WHEREAS, the Company desires to grant to Meinen the Restricted Shares on the terms and subject to the conditions contained in this Agreement.

     NOW, THEREFORE, in consideration of the provisions and undertakings set forth herein, the parties, intending to be legally bound, hereby agree as follows:

     1. GRANT OF RESTRICTED SHARES. The Company hereby grants to Meinen a total of 8,000 Restricted Shares on the terms and subject to the conditions set forth in this Agreement.

     2. VESTING OF RESTRICTED STOCK. Subject to the terms and provisions of this Agreement, 2,667 of the Restricted Shares shall vest on December 31, 1999, 2,667 of the Restricted Shares shall vest on December 31, 2000 and 2,666 of the Restricted Shares shall vest on December 31, 2001. Subject to the provisions of Section 5 hereof, the Restricted Shares are transferable at any time and from time to time after vesting, but only to the extent then vested, in accordance with the vesting schedule set forth above.

     3. TERMINATION AND FORFEITURE OF RESTRICTED SHARES. Meinen agrees that, in the event that he is not a full-time employee of the Company or the Bank as a result of (a) his voluntary termination of employment or (b) termination by the Bank pursuant to Section 3 of the Employment Agreement (collectively a "Rights Termination"), he shall forfeit to the Company: (i) all of the Restricted Shares, if such termination occurs on or before December 31, 1999;
(ii) 5,334 of the Restricted Shares if such termination occurs between December 31, 1999 and December 31, 2000; and (iii) 2,667 of the Restricted Shares if such termination occurs between December 31, 2000 and December 31, 2001.

     4.   NONTRANSFERABILITY OF RESTRICTED SHARES

     4.1 General. No Restricted Shares shall be transferable by Meinen other than by will or the laws of descent and distribution until such Restricted Shares have vested. The Restricted Shares shall not otherwise be transferred, assigned, pledged or hypothecated for any purpose whatsoever, and are not subject, in whole or in part, to execution, attachment or similar process. Any attempted assignment, transfer, pledge or hypothecation or other disposition of the Restricted Shares, other than in accordance with the terms set forth herein, shall be void and of no effect.

     4.2 Securities Act of 1933. Meinen understands and acknowledges that the Restricted Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and that such Shares are not freely tradeable and



must be held indefinitely unless such Shares are either registered under the 1933 Act or an exemption from such registration is available.

     4.3 Investment Intent. Unless a registration statement is in effect with respect to the sale and issuance of the Restricted Shares to Meinen hereunder:
(a) Meinen is purchasing the Restricted Shares for his own account and not with a view to distribution within the meaning of the 1933 Act, other than as may be effected in compliance with the 1933 Act and the rules and regulations promulgated thereunder, (b) no other individual or entity shall have any beneficial interest in the Restricted Shares and (c) Meinen has no present intention of disposing of the Restricted Shares at any particular time.

     4.4 Stock Certificates. Certificates representing the Restricted Shares issued pursuant to this Agreement shall bear all legends required by law and necessary to effectuate the provisions of this Agreement. The Company may place a "stop transfer" order against the Restricted Shares until all restrictions and conditions set forth in this Agreement and in the legends referred to in this Section 4.4 have been complied with.

5. VOTING RIGHTS OF RESTRICTED SHARES. Meinen shall have full voting rights with respect to each of the Restricted Shares granted to him pursuant to
Section 1 hereof to the extent that such Restricted Shares have not been forfeited in accordance with Section 3 hereof.

     6.   MISCELLANEOUS

     6.1 Assignment. This Agreement and all rights and benefits hereunder are personal to and shall be binding upon Meinen and his executors, administrators, heirs, successors and permitted assigns.

     6.2 Continuation of Employment. This Agreement shall not (a) confer upon Meinen any right whatsoever to continue to serve as an employee of the Company or the Bank or (b) limit or restrict in any respect the rights of the Company and the Bank, which rights are hereby expressly reserved, to terminate Meinen's service as an employee and any compensation being paid to Meinen at any time for any reason whatsoever, with or without cause, in the Company's and the Bank's sole discretion and with or without notice.

     6.3 Changes or Modifications. No change or modification of this Agreement shall be valid unless the same shall be in writing signed by the Company and Meinen. No waiver of any provision hereof shall be valid unless in writing and signed by the party against whom charged.

     6.4 Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to the matters set forth herein. This Agreement supersedes any and all other agreements between the parties with respect to the subject matter hereof.

     6.5 Notices. Notice required herein shall be effective when delivered in person or sent by United States Certified Mail, postage prepaid and addressed to:

          Employer: Success Bancshares, Inc.
                    One Marriott Drive
                    Lincolnshire, Illinois  60069-3703

          Employee: Wilbur G. Meinen



                    Success National Bank
                    One Marriott Drive
                    Lincolnshire, Illinois 60069-3703.

     6.6 Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the internal laws of the State of Illinois.

     6.7 Separability. The inability or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     6.8 Waiver of Breach. The waiver by either party of a breach or violation of any provision hereof shall not operate as a waiver of any subsequent breach of the same or any other provision hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the last date written below.

                              SUCCESS BANCSHARES, INC.

                              By:     /s/  Christa N. Calabrese
                                    Name:  Christa N. Calabrese
                                    Title:  Executive Vice President

                                      /s/  Wilbur G. Meinen
                                           Wilbur G. Meinen